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Exhibit 11 - Computation of Earnings Per Common Share

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                    Computation of Earnings Per Common Share
                  (Dollars in thousands, except per-share data)
                                   (Unaudited)

Computation of Earnings Per Common Share                   Three Months Ended               Six Months Ended
  for Statements of Operations:                                 June 30,                         June 30,
- ----------------------------------------                   -------------------              -----------------
                                                            1996          1995                1996          1995
                                                            ----          ----                ----          ----
Income before extraordinary item                       $    26,651   $    23,394         $    52,938   $    11,755
Less:  Dividends on preferred stock                            -             -                   -             678
                                                       -----------   -----------         -----------   -----------
Income applicable to common stock before
      extraordinary item                                    26,651        23,394              52,938        11,077
Extraordinary item                                             -             -                   -            (963)
                                                       -----------   -----------         -----------   -----------
      Income applicable to common stock                $    26,651   $    23,394         $    52,938   $    10,114
                                                       -----------   -----------         -----------   -----------
                                                       -----------   -----------         -----------   -----------
Weighted average number of common and common
      equivalent shares outstanding:
        Weighted average common shares outstanding      35,325,980    35,173,068          35,551,569    34,761,810
        Dilutive effect of stock option plans and
          common stock warrants after application
          of treasury stock method                         126,306       519,980             167,715       661,312
                                                       -----------   -----------         -----------   -----------
                                                        35,452,286    35,693,048          35,719,284    35,423,122
                                                       -----------   -----------         -----------   -----------
                                                       -----------   -----------         -----------   -----------
Earnings per common share:
      Income before extraordinary item                 $       .75   $       .66         $      1.48   $       .32
      Extraordinary item                                       -             -                   -            (.03)
                                                       -----------   -----------         -----------   -----------
        Net income                                     $       .75   $       .66         $      1.48   $       .29
                                                       -----------   -----------         -----------   -----------
                                                       -----------   -----------         -----------   -----------
Computation of Fully Diluted Earnings
  Per Common Share (1):
Income before extraordinary item                       $    26,651   $    23,394         $    52,938   $    11,755
Add:  Interest expense on 7 1/4% convertible
      subordinated debentures                                   80           102                 163           210
Less:  Dividends on preferred stock                            -             -                   -             678
                                                       -----------   -----------         -----------   -----------
Income applicable to common stock before
      extraordinary item                                    26,731        23,496              53,101        11,287
Extraordinary item                                             -             -                   -            (963)
                                                       -----------   -----------         -----------   -----------
      Income applicable to common stock                $    26,731   $    23,496         $    53,101   $    10,324
                                                       -----------   -----------         -----------   -----------
                                                       -----------   -----------         -----------   -----------
Weighted average number of common and common
      equivalent shares outstanding:
        Weighted average common shares outstanding      35,325,980    35,173,068          35,551,569    34,761,810
        Dilutive effect of stock option plans and
          common stock warrants after application
          of treasury stock method                         126,306       534,240             167,715       705,776
        Dilutive effect from assumed conversion of
          7 1/4% convertible subordinated debentures       421,009       546,420             423,308       564,340
                                                       -----------   -----------         -----------   -----------
                                                        35,873,295    36,253,728          36,142,592    36,031,926
                                                       -----------   -----------         -----------   -----------
                                                       -----------   -----------         -----------   -----------
Earnings per common share:
      Income before extraordinary item                 $       .75   $       .65         $      1.47   $       .32
      Extraordinary item                                       -             -                   -            (.03)
                                                       -----------   -----------         -----------   -----------
        Net income                                     $       .75   $       .65         $      1.47   $       .29
                                                       -----------   -----------         -----------   -----------
                                                       -----------   -----------         -----------   -----------

(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.